EXHIBIT 99.1
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                              FAB INDUSTRIES TRUST

200 MADISON AVENUE o NEW YORK, N.Y. 10016 o (212) 592-2700 o FAX (212) 689-6929

         FOR IMMEDIATE RELEASE:                  FAB INDUSTRIES TRUST
                               200 MADISON AVENUE
                              NEW YORK, N.Y. 10016


                              FAB INDUSTRIES TRUST
CLOSES A DEFINITIVE AGREEMENT FOR THE SALE, ON A GOING CONCERN BASIS, OF ALL OF ITS ASSETS AND THE ASSUMPTION OF ALL OF ITS LIABILITIES TO SSJJJ MANUFACTURING, LLC FOR $3.15 PER SHARE. NO FURTHER DISTRIBUTIONS WILL BE MADE BY FAB INDUSTRIES TRUST.

NEW YORK, N.Y. - November 2, 2005 - Fab Industries Trust (the "Trust"), the successor to Fab Industries, Inc. (the "Company"), a manufacturer of knitted textile fabrics, laces, related finished home products and laminated fabrics, today announced that it consummated the sale, on a going concern basis, of all of its assets and the assumption of all of its liabilities to SSJJJ Manufacturing, LLC at a cash pace of $3.15 per share, for an aggregate consideration of $16,427,347. Business operations will continue under the trade name Fab Industries Corp.

The Trust has distributed all of the consideration from the sale to the stockholders of record of the Company at the close of business on May 27, 200$ in an amount equal to $3.15 per share. No further distributions will be made by the Trust.

                     WEBSITE: HTTP://WWW.FAB-INDUSTRIES.COM

CONTACT INFORMATION:

David Miller
Vice President - Chief Financial Officer
Fab Industries Trust
(212)592-2865
david.miller@fab-industries.com